UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2019

FS KKR Capital Corp.

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00757 (Commission File Number)	26-1630040 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.02.	Results of Operations and Financial Condition.

Set forth below are selected preliminary estimates of the financial condition and results of operations of FS KKR Capital Corp. (the “Company”) for the year ended December 31, 2018. These estimates are subject to the completion of the Company’s financial closing procedures and are not a comprehensive statement of the Company’s financial results for the year ended December 31, 2018. The Company’s actual results may differ materially from these estimates as a result of the completion of its financial closing procedures, final adjustments and other developments arising between now and the time that the Company’s financial results for the year ended December 31, 2018 are finalized.

The Company’s net asset value per share as of December 31, 2018 is estimated to be between $7.82 and $7.86.

The Company’s net investment income per share for the year ended December 31, 2018 is estimated to be between $0.80 and $0.83, which includes the net investment income attributable to the acquired portfolio of Corporate Capital Trust, Inc. (“CCT”) for the twelve-day period following the Company’s acquisition on December 19, 2018. FS/KKR Advisor, LLC, the Company’s investment adviser, did not earn any subordinated income incentive fees from the Company during the portion of the three months ended December 31, 2018 that was prior to its acquisition of CCT.

As of December 31, 2018, the Company had approximately $3.4 billion of aggregate debt outstanding, approximately $105 million in cash and cash equivalents and an approximately $138 million receivable for investments sold or repaid net of payables for investments purchased.

As of December 31, 2018, there were 531,478,739 shares of the Company’s common stock outstanding.

Forward-Looking Statements and Important Disclosures

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to future events or the future performance or operation of the Company. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in the Company’s operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in the Company’s operating area, and the price at which shares of common stock may trade on the New York Stock Exchange. Some of these factors are enumerated in the filings the Company makes with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The preliminary financial data included herein have been prepared by, and is the responsibility of, management of the Company. The Company’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, the Company’s independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date:	January 15, 2019	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
General Counsel